UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2019 (March 16, 2019)

FORESIGHT ENERGY LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36503	80-0778894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 North Broadway Suite 2600 Saint Louis, MO		63102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 932-6160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2019, Mr. Paul Vining informed Foresight Energy LP (the “Partnership”) and the Board of Directors (the “Board) of Foresight Energy GP LLC (the “General Partner”), the general partner of the Partnership, of his intent to resign as a director of the Board.  The resignation will be effective no later than March 25, 2019.

Mr. Vining’s resignation was not as a result of any disagreement with the Partnership regarding any matter related to its operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Foresight Energy LP
By:	Foresight Energy GP LLC,
its general partner
By:	/s/ Robert D. Moore
Robert D. Moore
Chairman of the Board, President and Chief Executive Officer
Date: March 20, 2019